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                                                                     Exhibit 3.1

                             FIRST AMENDMENT TO THE
                                    BY - LAWS
                                       OF
                                  RADNET, INC.



         THIS FIRST AMENDMENT TO THE BY-LAWS was duly adopted by the Board of Directors of RADNET, INC., via a unanimous written consent of the directors on November 30, 2007.

         In accordance with the requirements of Article X of the By-laws, the directors of RadNet, Inc., ("RadNet") have adopted the following amendment to the RadNet By-Laws:

         Article VI of the By-Laws is hereby amended and restated to read in full as follows:

                  "Section 1. The shares of stock of the Corporation may be certificated or uncertificated, as provided under the New York Business Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, any certificates representing shares of stock shall be in such form as shall be adopted by the Board of Directors, shall be duly numbered and registered in the order issued and shall be signed by the Chairman or Vice Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, within a reasonable time after the issuance or transfer of uncertificated shares, to the extent required by applicable law, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates representing shares of that class of stock. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

                  Section 2. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, (i) transfers of shares represented by certificates shall only be made upon the books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares, properly signed for transfer, and (ii) transfers of uncertificated shares of capital stock shall only be made upon the books of the Corporation by the registered holder in person or by attorney, duly authorized, and in accordance with customary procedures for transferring shares in uncertificated form.

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                  Section 3. A new certificate of stock, or substitute stock in uncertificated form, may in the discretion of the Board of Directors, and under such regulations with respect to indemnification and otherwise as they may prescribe, be issued in place of any certificate claimed to have been lost, stolen or destroyed.

                  Section 4. So long as the restrictions set forth in Part (c) of Article FOURTH of the Certificate of Incorporation shall not have lapsed, all share certificates representing shares of capital stock shall bear a conspicuous legend as set forth in Section 4 of Part (c) of Article FOURTH of the Certificate of Incorporation, and the written notice sent to all registered owners of uncertificated shares of capital stock in accordance with Section 2 of this Article VI shall contain such conspicuous legend in accordance with Section 4 of Part (c) of Article FOURTH of the Certificate of Incorporation.

                  Section 5. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, the Corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

                  Section 6. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, the Board of Directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these By-laws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation."



                                  CERTIFICATION

I, the undersigned officer, hereby certify that the foregoing First Amendment to the By-Laws of RadNet, Inc. was duly adopted by the Board of Directors of RadNet, Inc.

Date: November 30, 2007                              By: /s/ Norman R. Hames
                                                         -----------------------
                                                         Norman R. Hames
                                                         Secretary



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